EXHIBIT 99.1

FuelNation Names Emilio Zabaleta, President and John Macho, Managing Director of FuelNation Government Services

DAVIE, FL -- (MARKET WIRE) -- 03/15/2006 -- FuelNation (OTC: FLNA)

Dear FuelNation Shareholders,

We are pleased to announce that FuelNation has named Emilio Zabaleta, President and John Macho, managing director of FuelNation Government Services. These executives have over 55 years of combined experience in Government relations and international business development.

Mr. Zabaleta brings with him over 35 years of experience in municipal infrastructure engineering and installations throughout Latin America and South Florida. These duties have included: engineering, design, sales, construction of aqueducts, potable and waste water treatment plants, management / disposal of solid waste and power generation. Mr. Zabaleta graduated as a Mechanical Engineer, in the top 10% of his Class in 1969 from the University of Miami in Coral Gables.

Mr. Macho brings with him over 20 years of experience in international trade and business development. He has held senior positions with the Florida Department of Commerce and Enterprise Florida, Inc., as an international trade advisor. In these capacities, Mr. Macho planned, conducted and participated in over 75 international trade events to Latin America, the Caribbean, Africa, Asia and Europe with Florida Governors, State Legislators, Senators and prominent Florida businesspersons. During this time Mr. Macho has assisted over 10,000 Florida companies to enter and expand their international trade activities. Mr. Macho has a certificate in International Business from Thunderbird University, MA International Affairs from Florida State University, BA International Relations from Florida International University and Associate in Arts, history, Political Science from Miami Dade Community College.

"We are very pleased with the addition of Emilio Zabaleta and John Macho. They are not only seasoned professionals in the Latin American and international markets, they have a tremendous entrepreneurial spirit and are able to effectively guide our operations for the rapid growth ahead. The government services division is in the process of finalizing paperwork on five government partnerships in the Caribbean and Africa for energy trading with the governments," said Chris Salmonson, Chairman and Chief Executive Officer of FuelNation Inc.

FuelNation Government Services is established to partner with governments and strengthen relationships with key suppliers or customers in the energy business. Both Governments and FuelNation have the ability to stay focused on core competence and avoid the need to reinvent what has been invented elsewhere. We can share knowledge and know-how, speed and flexibility in delivering new products, diversification into new markets and reduced risk. We combine our efforts and have access to expertise, facilities and technology, which provide cost savings and profit.

FuelNation Inc, through our 100% wholly owned subsidiary, Leman Energy Trading, Inc., is engaged in oil and gas wholesale marketing of unbranded petroleum transportation fuels and crude oil trading in Western Siberia, Russia; Middle East, Southeast Asia and South America. In addition to the oil and gas wholesale marketing, is in the final stages of our planning to build and develop a portfolio of real estate assets with our concept of the "Super Store" of Travel Centers. www.fuelnation.com

Except for the historical information contained herein, this press release contains forward-looking statements that involve risks and uncertainties. Actual results may differ materially from the results predicted and reported results should not be considered an indication of future performance. In addition to the factors discussed in the filings with the Securities and Exchange Commission, among the other factors that could cause actual results to differ materially are the following: adverse changes in the business conditions and the general economy; competitive factors, such as rival companies' pricing and marketing efforts; availability of third-party material products at reasonable prices; the financial condition of the customer; risks of obsolescence due to shifts in market demand; and litigation involving product liabilities and consumer issues. FuelNation cautions readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. We expressly disclaim any obligations or undertaking to release publicly any updates or revisions to any such statements to reflect any change in the company's expectations or any change in events, conditions or circumstances on which any such statement is based.

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Contact:

FuelNation Inc.

James A. (Drew) Connolly III

Vice President and Chief Investor Relations Officer

954-587-3775 Ext. 118

FuelNation Government Services

Mr. Emilio Zabaleta

President

4000 Ponce de Léon,

Suite 470

Coral Gables, Florida

954-587-3775 Ext. 121

ezabaleta@fuelnationgov.com

FuelNation Government Services

Mr. John Macho

Managing Director

4000 Ponce de Léon,

Suite 470

Coral Gables, Florida

954-587-3775 Ext. 122

jmacho@fuelnationgov.com

SOURCE:  FuelNation